UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                                 April 7, 2010
                                 -------------

                                 Innocent, Inc.
                                 --------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                  ----------------------------------------------
                  (State or Other Jurisdiction of Incorporation)

                   333-150061                         98-0585268
           ------------------------     ---------------------------------
           (Commission File Number)     (IRS Employer Identification No.)

                                2000 NE 22nd St.
                            Wilton Manors, FL 33305

                    (Address of principal executive offices)

                                 (828) 489-9408

              (Registrant's telephone number, including area code)


         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[x ] Written communications pursuant to Rule 425 under the Securities Act

                                (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

                              (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On April 7, 2010 Innocent Inc directed, that the initial funding of $880,000 US being held in escrow by Dr. Vicente Sanchez Jaramillo a third party of the initial agreement in Ecuador to acquire the rights of Miranda be returned. The company decided to cancel its obligations and the terms of the initial agreement assigned to Innocent Inc from Global Finish Inc. The company has received notification from Dr. Jaramillo that said funds are being returned to the original accounts as received. Global Finishing Inc has confirmed in writing that said funds are the property of Innocent Inc and will be forwarded upon receipt. The company has adjusted the general ledger to reflect return of funds as a subscription receivable until received. Innocent Inc and Global Finishing Inc agree that the existing agreement of mining rights concerning Miranda needs more definitive terms, and as a result of the new mining laws that went into effect on January 1, 2010, that it is in the best interest of all parties to renegotiate the contract. It is expected that in the new agreement Innocent Inc will be the direct designated benefactor of the Miranda Mineral Rights and that upon the transfer of the $880,000 deposit funds, Innocent Inc will be the registered holder of a percent to be determined, and this percent ownership and necessary documents will be filed with the mining commission of Ecuador. We expect this transaction to close within the next 90 days and at that time Innocent Inc designated mining operators will operate in joint control with our Miranda partners to exercise control of the funds spent on the expansion of mining capabilities, extraction and general mining operations.


Item 5.02 (a) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 12, 2010 the company received official written signed communication that ENRIQUE J. Lopez de MESA was resigning as a Director of Innocent Inc and the company accepted the resignation.

Item 5.02 (d) Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On April 12, 2010, a majority of the shareholders of the company appointed the following Director to the Company, effective as of equal date.

Marcus Mueller, 43 began international trading of various steel, building and other products into Germany from Korea, France and China. In 1998 he joined Klockner & Co. Group, recognized as the largest independent steel and metal distributor by turnover worldwide. As VP Trade and Finance in Canada, he was responsible for international sales & purchases (various products) and all associated contractual, financial, logistics and taxation requirements. In 2005 he established Trading House Worldwide Corp., which provides consulting services to the steel & iron ore industry as well as international trading in steel from Asia, Egypt and Europe into NAFTA, as well as raw material and metal scrap trading in international markets. Consulting services include negotiating off-take agreements for iron ore, carbonites such as coking coal, thermal coal and graphite, limestone and a variety of other products. He is also member of the board of M Iron Nuggets Inc., M Classical Gold Corp., MD and President of CO2MMODITIES INC, and the Metal Search Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Innocent, Inc.
                                 --------------
                                  (Registrant)


                           /s/ Wayne Doss
                           ------------------------------
                           Wayne Doss
                           President, Chief Executive
                           Officer, and Director


                          Dated: April 14, 2010
                                 -----------------